As filed with the Securities and Exchange Commission on March 31, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Andover National Corporation

(Exact name of registrant as specified in its charter)

Delaware	83-2216345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 Avenue of the Americas, Suite 2000

Miami, FL 33131-2185

(786) 871-3333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andover National Corporation 2019 Equity Incentive Plan

(Full Title of the Plan)

Peter A. Cohen

Executive Chairman and Chief Executive Officer

333 Avenue of the Americas, Suite 2000

Miami, FL 33131-2185

(786) 871-3333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share(3) (2021 Evergreen increase)	120,843	$11.00	$1,329,273	$145.02
Class A Common Stock, par value $0.001 per share (2021 increase)(4)	500,000	$11.00	$5,500,000	$600.05

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) that become issuable under the 2019 Equity Incentive Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Class A Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act.
(3)	Represents an additional number of shares to be automatically added annually to the shares authorized for issuance under the 2019 Plan on the first day of each fiscal year, during the period beginning in fiscal year 2020 and ending on the second day of fiscal year 2029, in an amount equal to the lesser of (a) 5% of the total number of shares of Class A Common Stock outstanding at the end of the prior fiscal year and (b) a number of shares of Class A Common Stock designated by action of the Registrant’s board of directors (or a committee thereof).
(4)	Represents additional shares of Class A Common Stock not previously registered which may hereafter be issued under the 2019 Plan pursuant to an amendment to the 2019 Plan adopted by the Registrant’s Board of Directors on February 1, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 120,843 shares of the Registrant’s Class A Common Stock issuable under the 2019 Plan as a result of the operation of an automatic annual increase provision therein and (ii) 500,000 shares of the Registrant’s Class A Common Stock issuable under the 2019 Plan pursuant to an amendment to the 2019 Plan adopted by Registrant’s Board of Directors on February 1, 2021, in each case, for which a Registration Statement of the Registrant on Form S-8 (File No. 333-237477) is effective, which added an aggregate of 620,843 shares of Class A Common Stock.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 30, 2020 (File No. 333-237477) are incorporated by reference herein.

Exhibit Index

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Articles of Incorporation of Edgar Express, Inc.	S-1	10/5/2017	3.1

4.2	Amended and Restated Certificate of Incorporation of Andover National Corporation	14C	1/22/2019	Appendix B

4.3	Amended and Restated Bylaws of Edgar Express, Inc.	S-1	10/5/2017	3.2

4.4	Bylaws of Andover National Corporation	14C	1/22/2019	Appendix C

4.5	Certificate of Designation of Preferences, Rights, and Limitations of the Series A Preferred Stock of Edgar Express, Inc.	8-K	10/1/2018	3.1

5.1	Opinion of Mintz, Levin, Cohen, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered.				X

23.1	Consent of MaloneBailey LLP.				X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(A)#	Andover National Corporation 2019 Equity Incentive Plan.	S-8	3/30/2020	99.1

99.1(B)#	Amendment No. 1 to the 2019 Equity Incentive Plan	8-K	2/1/2021	10.3

99.1(C)#	Form of Restricted Stock Award Grant Notice and Agreement and Form of Restricted Stock Unit Award Grant Notice and Agreement under the 2019 Equity Incentive Plan.	10-K	3/30/2021	10.8

#	Indicates management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of March, 2021.

ANDOVER NATIONAL CORPORATION

By:	/s/ Peter A. Cohen
Peter A. Cohen
Executive Chairman of the Board and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Peter A. Cohen, Milun K. Patel and Jeffrey C. Piermont, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter A. Cohen	Executive Chairman of the Board and Chief Executive Officer	March 31, 2021
Peter A. Cohen	(Principal Executive Officer)

/s/ Milun K. Patel	Chief Financial Officer	March 31, 2021
Milun K. Patel	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey C. Piermont
Jeffrey C. Piermont	President, Chief Operating Officer and Director	March 31, 2021

/s/ Rehana S. Farrell
Rehana S. Farrell	Director	March 31, 2021

/s/ William Greenblatt
William Greenblatt	Director	March 31, 2021

/s/ Jules B. Kroll
Jules B. Kroll	Director	March 31, 2021

/s/ Joshua Pechter
Joshua Pechter	Director	March 31, 2021